EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-266497, 333-258414, 333-212657, 333-176051, 333-168293, and 333-151743) on Form S-8 and the registration statement (No. 333-273682) on Form S-3 of our reports dated February 14, 2025, with respect to the consolidated financial statements of Alaska Air Group, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Seattle, Washington
February 14, 2025